UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004

National Commerce Financial Corporation
(Exact Name of Registrant as Specified in Charter)
Tennessee	0-6094	62-0784645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Commerce Square, Memphis, Tennessee		38150
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (901) 523-3434

N/A
______________________________________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.     Other Events.

On May 7, 2004, National Commerce Financial Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and between the Company and SunTrust Banks, Inc.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7    Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger by and between National Commerce Financial Corporation and SunTrust Banks, Inc. dated May 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COMMERCE FINANCIAL CORPORATION

By: /s/ M.J.A "Jekka" Pinckney

Name: M.J.A. "Jekka" Pinckney Title: Corporate Secretary

Date: May 20, 2004

EXHIBIT INDEX

Exhibit No	Description
2.1	Agreement and Plan of Merger by and between National Commerce Financial Corporation and SunTrust Banks, Inc. dated May 7, 2004